Exhibit 32.01

Section 906 Certification of the CEO

CERTIFICATION OF PERIODIC FINANCIAL REPORT

PURSUANT TO 18 U.S.C. SECTION 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of ServisFirst Bancshares, Inc. (the “Company”) certifies that, to his knowledge, the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: November 3, 2023	/s/ Thomas A. Broughton III
Thomas A. Broughton III
President and Chief Executive Officer

A signed original of this written statement has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.